EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 22 March 2013, in Amendment No. 5 to the Registration Statement (Form F-1 No. 333-184731) and related Prospectus of GFI Software S.A. dated 14 November 2013.

/s/ Ernst & Young Malta Limited

Ernst & Young Malta Limited
Msida

14 November 2013